Exhibit 4.8.47 - Self-Control Components - Actuator - SQL Series

Electrically Operated Actuator

Used for Butterfly Valve VKF46

●	SQL35…, SQL36E… Working pressure AC 230V, three-position control signal

●	SQL85… Working pressure AC 24V, three-position control signal

●	Rotation angle is 90°

●	Auxiliary switch and other functional potentiometers

●	Manual adjustment and valve location display

●	SEZ31.1 auxiliary module applies to alterable positioning time
(for SQL36E…)

Usage
It is used for driving butterfly vales of VKF46… series and applies to control and turn-off valve in heating air-conditioners.

Siemens Building Technologies	Electric actuator	CA1N4505en
HVAC Products		10.01.2005

Type
Type No.	Working Voltage	Control	90°Positioning Time	Option	Function
SQL35.00	AC 230 V	3-position	125 s	1xASC9.5 1xASC9.4 1xASZ7.4	1 auxiliary switch or 1 bi-auxiliary switch or 1 auxiliary switch with 1000Ω potentiometer
SQL85.00	AC 24 V
SQL36E65	AC 230 V		6 s*	SEZ31.1 ASC36 ASZ36	Auxiliary module and bi-auxiliary switch and 1000Ω potentiometer
SQL36E110			12 s*
* no SEZ31.1

Order
Please indicate quality, product name and product code when ordering goods.
e.g.: 1 actuator, Type No. SQL35.00, 1 setup package, Type No. ASK35.1 and
1 auxiliary switch with potentiometer, Type No. ASZ7.4

Supply    Actuator, butterfly valve, setup package and options are separately pack and supply.

Device Combination
Butterfly Valve	SQL35.00 SQL85.00	Power Operated Actuator	SQL36E110	Setup Package
VKF46.40 *	✓			ASK35.1
VKF46.50 *	✓
VKF46.65 *	✓
VKF46.80 *	✓			ASK35.2
VKF46.100 *	✓
VKF46.125 *	✓
VKF46.150		✓		Direct installation
VKF46.200		✓
VKF46.250			✓
VKF46.300			✓
VKF46.350			✓
VKF46.400			✓
* Installed Butterfly Valve VKF45… needs ASK35… Setup Package and SQL35.00 or SQL85.00 Actuator.

Siemens Building Technologies	Electric actuator	CA1N4505en
HVAC Products		10.01.2005

Function/Mechanism Design

SQL35/85…
Actuator is driven by 3-position of controller to produce rotation movement and convey to valve through driver.

This kind of electrically operated actuator is maintenance-free. They are equipped with reversible synchronous machine and reduction gear of self-lubricating firing bearing. It can set auto or manual mode through the knob on encloser bed. If it is set manual mode, butterfly can be operated by handle. For manual operation, rotation angle is limited by mechanism.

* Factory settings

Option

SQL35/85…

ASC9.5	ASC9.4	ASZ7.4
Auxiliary switch	bi-auxiliary switch	Auxiliary switch & 1000Ω potentiometer

SQL36E…

This kind of electrically operated actuator is maintenance-free. Their reversible synchronous machine drives principle axis through spur gear and self-locking turbine to satisfy rectangular shaft of butterfly valve. Worm wheel is installed with direct manual regulator.

Siemens Building Technologies	Electric actuator	CA1N4505en
HVAC Products		10.01.2005

The rotation angle of actuator is 90°to meet the requirements of Siemens butterfly valve. In the process of automatic operation, rotation is limited by two built-in terminal switches.
The rotation angle of actuator can convert, referring debugging. In order to prevent inner temperature from lowering than dew-point temperature, actuator is equipped with built-in heating element (AC 230 V, Power consumption 5 W).

Option

SQL36E65
SQl36E110

Siemens Building Technologies	Electric actuator	CA1N4505en
HVAC Products		10.01.2005

SEZ31.1
Auxiliary module

When there is 3-position signal, auxiliary module delivers pulse to actuator. Output shaft rotates at 2°per pulse. Pulse output frequency can be adjusted continuously, therefore it can obtain runtime from 30-180s (SQL36E65) or 60…360s (SQL36E110) in the 90°rotation range.

Engineering Announcements
●	Butterfly valve (refer to Data Sheet N4136)
●	Allowable environmental temperature (refer to <Technical Data>)

Electric Mounting
Actuator must connect according to local regulation and connection diagram.
Regulation and requirements for protecting personal and property safety must be strictly abided by.

Installation Instructions
Installation Handbook Overview

Type	Installation Instructions
SQL36E…	74 319 0440 0
ASC36	74 319 0442 0
ASZ36	74 319 0441 0
SEZ31.1	74 319 0443 0
Type	Installation Instructions
SQL35/85…	74 319 0215 0
ASC9.4	4 319 5537 0
ASC9.5	4 319 5557 0
ASZ7.4	4 319 5538 0

SQL35/85	this type of actuator is installed with Setup Packages ASK35.1 or ASK35.2.

SQL36E	this type of actuator is directly installed onto butterfly valves of VKF46… series.

Valve, actuator and setup package are packed separately. Valve and actuator can be directly installed without any particular tools on site.
The direction is upward when installing valve, referring to installation instructions.

Siemens Building Technologies	Electric actuator	CA1N4505en
HVAC Products		10.01.2005

Debugging Instructions

When debugging actuator, setup package and equipment package of butterfly valve, connection should be inspected generally to test its function. This also applies to other installed accessory (e.g. auxiliary switch or potentiometer).
If using SEZ31.1 auxiliary module, runtime needed should be set (30-180s for SQL36E65, 60-360s for SQL36E110).
Butterfly valves of VKF46… series can only be debugged with SQL35/85… or SQL36E actuator or manual regulator with ASK46…. Flow current can be adjusted through driving electrically operated actuator or operating manual regulator.

Operation Mode           SQL35/85…
For automatic operation mode, knob must be set to <auto>.

<AUTO>=auto operation	<MAN>=manual operation

SQL36E	For SQL36E…, manual regulator is installed under actuator, which cannot be unloaded.

Warning	In order to avoid pressure strike on butterfly valve, VKF46… must be fully opened before activating water pump (or manually operate or through positioning signal Y1).

Rotation Direction	SQL35/85…

The factory setting of actuator rotation direction is clockwise open (see from the cap).

Position display                             Assembly must be done according with label directions.

Siemens Building Technologies	Electric actuator	CA1N4505en
HVAC Products		10.01.2005

Reversible rotation direction   SQL35/85…
Rotation direction reverses by repositioning an actuator under the cap.
It does not affect control signal connection open or closed.

Reverse from rotation direction

Rotation Direction   SQL36E
The open rotate direction of the two actuators is both anticlockwise.

Reversible rotation direction   SQL36E…
Only change Y1/Y2 connection if reversing rotate direction

Setting Rotation Angle

Rotation from 0-90°is factory-setting and cannot change.

Passive auxiliary switch has adjustable switching point.

Control
Every actuator must be driven by corresponding controller (refer to <connection diagram>).

Maintenance Announcements
●	Actuator and butterfly valve is maintenance-free
When inspecting actuators and valves:

●	Turn off water pump, cut off electricity, close main stop valve of pipes to release pipe pressure. Dismantle all terminals if necessary.
●	Valve must be re-debugged with actuator and manual regulator installed correctly.

Disposal
Actuator contains electricity and electronic elements, so it should not be dealt with ordinary household garbage.
Regulations might require some elements to be dealt with particularly.
Adhere to local regulations.

Siemens Building Technologies	Electric actuator	CA1N4505en
HVAC Products		10.01.2005

Quality Assurance
The above-mentioned date is valid only for common use with Siemens butterfly valves mentioned in “Device Combination”. Siemens does not guarantee the use effect when using third-party valves.

Technical Data

SQL35…	SQL85…	SQL36E65	SQL36E11 0
Power Source	Working Voltage	AC 230 ±15%	AC 24 V ± 20%	AC 230 V -5/+10%	AC 230 V -5/+10%
Frequency	50/60 Hz
Power consumption 1)	6.5 VA	160 VA	235 VA
Control	Control signal	3-position
paralleled use of actuators	irrealizable
Operation Data	Positioning time to 90° 50Hz 60Hz	125 s 105 s	6 s 2) 5 s	12 s 3） 10 s
Rotation angle (factory-setting)	90°± 1°
Torque 1)	40 Nm	100 Nm	400 Nm
Limit switch switch volume switch differential	AC 250 V, 3 A electrical resistivity, 1.5 A electrical inductivity, about 1°
Heating element	-	AC 230 V, 5 W
Medium allowable temperature of valve	120ºC
Industrial standard	Meeting requirements: CE EMC low pressure standard	89/336/EEC 73/23/EEC
Enclose protection standard	IP 44 to IEC 60529/DIN 40050	IP 67 to IEC 60529/DIN 40050
Size/Weight	Size	Refer to <Measurement>
Cable pipe	4x20.5 mm (for M20)	2xM20
Weight	1.4kg	7.0kg	13.8kg
Material	foundation	Die-cast aluminum
cover	plastic	Die-cast aluminum

1)	These values mean electrical pressure, environmental temperature of 20℃ and movement time
2)	SEZ31.1 auxiliary module: movement time range 30…180 s
3)	SEZ31.1 auxiliary module: movement time range 60…360 s

Siemens Building Technologies	Electric actuator	CA1N4505en
HVAC Products		10.01.2005

SQL35/85…Option

Weight
● Bi-auxiliary switch ASC9.5/ASC9.4	Switch volume switch differential	AC 250 V, 10 A electrical resistivity, 3 A electrical inductivity, about 1°	ASC9.4 85g ASC9.5 30g
● Auxiliary switch with potentiometer ASZ7.4	Switch volume switch differential resistance variation	AC 250 V, 10 A electrical resistivity, 3 A electrical inductivity, about 1° 0…1000Ω corresponding 0…90°	60g

SQL36E…Option

Weight
● Bi-auxiliary switch ASC36	Switch volume switch differential	AC 250 V, 10 A electrical resistivity, 3 A electrical inductivity, about 1°	60g
● Potentiometer ASZ36	resistance variation	0…1000 Ω corresponding …90°	50g
● Auxiliary module SEZ31.1	Operating Time to 90°50 Hz	30…180 s	60g

Siemens Building Technologies	Electric actuator	CA1N4505en
HVAC Products		10.01.2005

Environment Condition
	Operation SQL35/85… IEC 721-3-3	Operation SQL36E IEC 721-3-4	Transportation IEC 721-3-2	Storage IEC 721-3-1
Environmental condition	Class 3K5	Class 4K2	Class 2K3	Class 1K3
temperature	-15…+55ºC	-33…+40ºC	-30…+65ºC	-15…+55ºC
humidity	5…95% r.h.	15…100% r.h.	< 95% r.h.	0…95% r.h.

Internal Connection Diagram

Siemens Building Technologies	Electric actuator	CA1N4505en
HVAC Products		10.01.2005

S1 limit switch closed	P1 potentiometer (ASZ36)
S2 limit switch open	T1 auxiliary module (SEZ31.1)
S3 auxiliary switch closed (ASC38)	Y1 open signal
S4 auxiliary switch open (ASC36)	Y2 closed signal
S7 heat switch (built-in)	N neutral conductor
H heating element

Connection Diagram

N1,	N2 controller
Y1,	Y2 actuator
L	system power supply AC 230 V
N	system null line
Q1, Q2	controller conduct

Siemens Building Technologies	Electric actuator	CA1N4505en
HVAC Products		10.01.2005

N1, N2	controller
Y1, Y2	actuator
SP	system power supply AC 230 V
SN	system null line
Q1, Q2	controller conduct

Measurement   Unit: mm
SQL35/85…

 *actuator installation height includes Setup Package ASK35…=168mm

> 100mm minimum distance from wall to cover
>200mm used for installation, connection, operation or maintenance

SQL36E65
SQL36E110

Siemens Building Technologies	Electric actuator	CA1N4505en
HVAC Products		10.01.2005

Siemens Building Technologies	Electric actuator	CA1N4505en
HVAC Products		10.01.2005